Exhibit 4.2

WEST CORPORATION
ISSUER
TO
[__________________]
TRUSTEE
INDENTURE
Dated as of      , 20__
% CONVERTIBLE SENIOR NOTES DUE      , 20__

 v

     INDENTURE, dated as of      , 20___, between WEST CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 11808 Miracle Hills Drive, Omaha, Nebraska 68154 (herein called the “Company”), and         , as Trustee hereunder (herein called the “Trustee”).
RECITALS OF THE COMPANY
     The Company has duly authorized the creation of an issue of its      % Convertible Senior Notes due      , 20___ (herein called the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
     All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
          Section 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and
          (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Act,” when used with respect to any Holder of a Note, has the meaning specified in Section 1.4 hereof.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Member” means any member of, or participant in, the Depositary.
     “Applicable Conversion Price” at any given time is equal to the principal amount of a Note divided by the Applicable Conversion Rate.
     “Applicable Conversion Rate” means the Conversion Rate in effect at any given time.
     “Applicable Conversion Reference Period” means the 30 consecutive Trading Days beginning on the third Trading Day following the Conversion Date or, if the Company elects to pay cash to Holders of Notes in lieu of all or a portion of the Residual Value Shares, the third Trading Day after the Conversion Retraction Period ends.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC or any successor Depository, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Applicable Stock Price” shall be equal, with respect to a Trading Day, to the Volume-Weighted Average Price per share of Common Stock on such Trading Day or, if the Volume-Weighted Average Price is not available, to the market value per share of the Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     “Authenticating Agent” means any Person authorized pursuant to Section 6.12 to act on behalf of the Trustee to authenticate Notes.
     “beneficial owner” and “beneficial ownership” will be determined in accordance with Rule 13d-3 under the Exchange Act.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
     “Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.
     “Business Day” when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

     “capital stock” means:
     (a) in the case of a corporation, corporate stock;
     (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of the assets of, the issuing Person.
     “Cash Settlement Notice Period” has the meaning specified in Section 11.7 hereof.
     “Closing Sale Price” means, with respect to the Common Stock, on any date, the last reported per share sale price (or, if no last sale price is reported, the average of the last bid and average ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported by NASDAQ or, if the Common Stock is not quoted on NASDAQ, as reported by the United States national securities exchange on which the Common Stock is then listed or, if the Common Stock is not then so quoted or listed, as reported by the principal other market on which the Common Stock is then quoted or traded. In the absence of such quotations, the Company’s Board of Directors will make a good faith determination of the closing sale price; provided that the closing sale price will be determined without reference to after-hours or extended trading.
     “Code” has the meaning specified in Section 2.l hereof.
     “Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” means the common stock of the Company, par value $0.01 per share, as it exists on the date of this Indenture, or to the extent such common stock is reclassified or otherwise ceases to exist, any class of Capital Stock of the Company that (1) is Voting Stock, (2) has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof and (3) is registered pursuant to Section 12 of the Exchange Act and admitted for trading on a national securities exchange or quoted on the automated quotation system of a registered securities association, if any.
     “common stock” includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof, which has unrestricted voting rights and which is not subject to redemption by the issuer thereof.
     “Company” means West Corporation, and any and all successors thereto.

     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by (a) its Chairman of the Board, its President, Chief Executive Officer, an Executive Vice President or a Vice President, and by (b) its principal financial officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (a) was a member of such Board of Directors on the date of this Indenture; or (b) becomes a member of the Board of Directors of the Company subsequent to that date and was appointed, nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such appointment, nomination or election.
     “Conversion Agent” means any Person authorized by the Company to convert Notes in accordance with Article XI. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 10.2 hereof.
     “Conversion Rate” has the meaning specified in Section 11.1 hereof.
     “Conversion Consideration” has the meaning specified in Section 11.7 hereof.
     “Conversion Date” has the meaning specified in Section 11.6 hereof.
     “Conversion Retraction Period” has the meaning specified in Section 11.7 hereof.
     “Conversion Value” shall equal the product of (a) the applicable Conversion Rate and (b) the average of the Applicable Stock Prices of the Common Stock for each of the 30 consecutive Trading Days in the Applicable Conversion Reference Period.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered (which at the date of this Indenture is located at [___]; and for purposes of Section 10.2 shall mean, [___].
     “corporation” means a corporation, company, association, joint-stock company or business trust.
     “Current Market Price” has the meanings specified in Section 11.9, as applicable.
     “Daily Adjustment” has the meaning specified in Section 11.9 hereof.
     “Daily Trading Share Amount” for each day in the Applicable Conversion Reference Period shall equal the greater of:
     (1) zero; or
     (2) a number of shares determined by the following formula:

 (Applicable Stock Price x Applicable Conversion Rate) – $1,000
30 x Applicable Stock Price
     “default” means any event which is, or after notice or lapse of time would become, an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 3.9 hereof.
     “Depositary” means, with respect to any Notes (including any Global Notes), a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Notes (or any successor securities clearing agency so registered).
     “Documents” has the meaning specified in Section 6.3 hereof.
     “Dollar” or “U.S. $” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.
     “DTC” means The Depository Trust Company, a New York corporation.
     “Effective Date” means the date on which a Fundamental Change transaction becomes effective (which Fundamental Change results in the Holders of the Notes having the right to cause the Company to repurchase their Notes).
     “Event of Default” has the meaning specified in Section 5.1 hereof.
     “Exchange Act” means the U.S. Notes Exchange Act of 1934 (or any successor statute), as amended from time to time.
     “ex-date” or “ex-dividend date” has the meaning set forth in Section 11.2 hereof.
     “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:
     (1) the Company’s Common Stock (or other common stock into which the Notes are convertible) is neither quoted on NASDAQ or another established automated over-the-counter trading market in the United States nor listed on the NYSE or another United States national securities exchange;
     (2) any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, but excluding members of the West Family Group, acquires Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of the Company’s employee benefit plans;

     (3) the Company merges or consolidates with or into any other person (other than a Subsidiary), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person, other than any transaction:
     (i) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock; or
     (ii) pursuant to which the Holders of the Company’s Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or
     (iii) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company’s Common Stock solely into shares of common stock of the surviving entity; or
     (4) at any time the Continuing Directors do not constitute a majority of the Company’s Board of Directors (or, if applicable, a successor Person to the Company).
     “Fundamental Change Conversion Right Notice” has the meaning specified in Section 11.5 hereof.
     “Fundamental Change Election Date” has the meaning specified in Section 11.5 hereof.
     “Fundamental Change Election Notice” has the meaning specified in Section 11.5 hereof.
     “Fundamental Change Repurchase Date” means a date selected by the Company on which the Company shall be required to repurchase the Notes and which is no less than 20 and no more than 35 days after the date of the Company’s mailing of the Fundamental Change Repurchase Right Notice with respect to the occurrence of the relevant Fundamental Change, subject to extension to comply with applicable law.
     “Fundamental Change Repurchase Price” has the meaning specified in Section 12.1 hereof.
     “Fundamental Change Repurchase Right Notice” has the meaning specified in Section 12.1 hereof.
     “Global Note” means a Note that is registered in the Note Register in the name of a Depositary or a nominee thereof.
     “Holder” means the Person in whose name the Note is registered in the Note Register.
     “in connection with,” when followed by “a Fundamental Change,” has the meaning set forth in Section 11.10(a) hereof.

     “Indebtedness” means the principal of, premium, if any, and interest on any indebtedness for borrowed money (excluding trade payables and insurance liabilities) of the Company or one of its Subsidiaries, whether outstanding on the date of this Indenture or hereafter created, incurred or assumed, so long as the instrument or agreement pursuant to which indebtedness was created does not expressly provide that such indebtedness will be subordinate in right of payment to the Notes.
     “Indenture” means this Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively.
     “Interest Payment Date” has the meaning specified in Section 2.2 hereof.
     “Issue Date” means      , 20___.
     “Market Capitalization” has the meaning specified in Section 11.8 hereof.
     “Maturity,” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, exercise of the repurchase right set forth in Article XII or otherwise.
     “NASDAQ” means The Nasdaq National Market, Inc.
     “Notes” has the meaning specified in the first paragraph under the caption “Recitals of the Company.”
     “Note Register” and “Note Registrar” have the respective meanings specified in Section 3.6 hereof.
     “Officers’ Certificate” means a certificate signed by (a) the Chairman of the Board, the President, Chief Executive Officer, or any Vice President and by (b) the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 10.6 shall be the principal executive, financial or accounting officer of the Company.
     “Opinion of Counsel” means a written opinion of counsel, in form and substance reasonably satisfactory to the Trustee, who may be counsel for the Company and who shall be reasonably acceptable to the Trustee.
     “Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes for which money in the necessary amount to pay or redeem such Notes has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes;
          (c) Notes which have been paid pursuant to Section 3.7 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;
          (d) Notes converted pursuant to Article XI; and
          (e) Notes that cease to be Outstanding in accordance with Section 12.1;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officer’s Certificate to such effect.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.2 hereof.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof and, for purposes of the definition of “Fundamental Change,” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “Place of Conversion” has the meaning specified in Section 3.1 hereof.
     “Place of Payment” has the meaning specified in Section 3.1 hereof.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     “Press Release” means any press release issued by the Company and disseminated to Reuters Business News Services and Bloomberg News Services.
     “Record Date” means any Regular Record Date or Special Record Date.
     “Record Date Period” means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.
     “Regular Record Date” for interest payable in respect of any Note on any Interest Payment Date means            or            (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Representatives” means [ • ].
     “Repurchase Premium” has the meaning set forth in Section 11.9(h) hereof.
     “Residual Cash Value” for each date shall be the product of (1) the percentage of each Residual Value Share otherwise issuable upon conversion which the Company elects to pay in cash and (2) the cash value of the Daily Trading Share Amount for such date. The cash value of the Daily Trading Share Amount shall be determined by multiplying the Daily Trading Share Amount for such date by the Applicable Stock Price of the Common Stock for such date.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.
     “Securities Act” means the U.S. Securities Act of 1933 (or any successor statute), as amended from time to time.
     “Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.9 hereof.
     “Spin-Off” has the meaning specified in Section 11.9 hereof.
     “Stated Maturity,” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.
     “Successor Note” of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
     “Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Notes are convertible) is neither traded on The Nasdaq National Market or another established automated over-the-counter trading market in the United States nor listed on the New York Stock Exchange or another United States national securities exchange.
     “Then-Prevailing Market Price” has the meaning specified in Section 11.9(h) hereof.
     “Trading Day” means a day during which trading in securities generally occurs on NASDAQ, or if the Common Stock is not then quoted on NASDAQ, on the United States national securities exchange on which the Common Stock is then listed or, if the Common Stock is not then so quoted or listed, on the principal other market on which the Common Stock is then quoted or traded.
     “Trading Price,” means, with respect to the Notes, on any date of determination, the average of the secondary market bid quotations per Note obtained by the Conversion Agent for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include the Representatives; provided that if at least two such bids cannot reasonably be obtained by the Conversion Agent, but one such bid can reasonably be obtained by the Conversion Agent, this one bid will be used. If, on any date of determination, the Conversion Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the trading price of the Notes will be deemed to be less than 95% of the product of the Applicable Conversion Rate of the Notes and the Closing Sale Price of the Common Stock on such determination date. Any such determination will be conclusive and binding absent manifest error.
     “Trigger Event” has the meaning specified in Section 11.17 hereof.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, and the rules and regulations thereunder, as in force at the date as of which this Indenture was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, and the rules and regulations thereunder, as so amended.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).
     “Volume-Weighted Average Price” means, with respect to a Trading Day, such price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page “WSTC <equity> AQR” (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day.
     “West Family Group” means Gary L. West, Mary E. West, and any charitable foundation or trust created by Gary L. West or Mary E. West to the extent that the board of trustees of any such charitable foundation or trust is controlled by Thomas B. Barker and Roland J. Santoni (or any replacement of Thomas B. Barker or Roland J. Santoni on the board of trustees that is designated by Gary L. West and Mary E. West or a president, chief executive officer or chief financial officer of the Company).
          Section 1.2 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided for in Section 10.6) shall include:
          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 1.3 Form of Documents Delivered to the Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any other Person stating that the information with respect to such factual matters is in the possession of the Company or such other Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          Section 1.4 Acts of Holders of Notes. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Notes may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders or (ii) the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article IX. Such action shall become effective when such instrument or instruments or record is delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments and records delivered to the Trustee. Such instrument or instruments and records (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Notes signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 9.6.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) The principal amount and serial number of any Note held by any Person, and the date of his holding the same, shall be proved by the Note Register.
          (d) The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.
          (e) The Company may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders. Promptly and in any case not later than ten days after setting a record date, the Company shall notify the Trustee and the Holders of such record date. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 13.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, the Holders on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.
     Upon receipt by the Trustee from any Holder of (i) any notice of default or breach referred to in Section 5.1(a)(iii), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in Section 5.1(b), if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 5.12, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (ii) and (iii), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the tenth day (or, if such day is not a Business Day, the first Business Day thereafter) following the day on which the Trustee receives such declaration or direction, and, with respect to clause (i), the Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in such notice of default. Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (ii) or (iii), and promptly after setting any record date with respect to clause (i), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amounts of Notes on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be canceled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amounts of Notes on the date such notice, declaration or direction is so given.
          (f) Except as provided in Sections 5.12 and 5.13, any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
          (g) The provisions of this Section are subject to the provisions of Section 9.5.
          Section 1.5 Notices, Etc. to the Trustee and Company. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Notes or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
          (a) the Trustee by any Holder of Notes or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with a Responsible Officer of the Trustee and received at its Corporate Trust Office; and
          (b) the Company by the Trustee or by any Holder of Notes shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 11808 Miracle Hills Drive, Omaha, Nebraska 68154 Attention: ___, or at any other address previously furnished in writing to the Trustee by the Company.
          Section 1.6 Notice to Holders of Notes; Waiver. (a) Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Notes of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid or delivered by an overnight delivery service, or transmitted by telecopy or other electronic means, with written confirmation of transmission, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Note Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.
          (b) Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Notes as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute a sufficient notification to such Holders for every purpose hereunder.
          (c) Such notice shall be deemed to have been given three days after mailing, if by mail, one day after mailing if by overnight courier, and on the date the notice is furnished if by telecopy or other electronic means or by hand.
          (d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          Section 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          Section 1.8 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
          Section 1.9 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 1.10 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Notes, any benefit or legal or equitable right, remedy or claim under this Indenture.
          Section 1.11 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          Section 1.12 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Stated Maturity of any Note or the last day on which a Holder of a Note has a right to convert his Note shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal amount of or interest on, or the payment of the Fundamental Change Repurchase Price (whether the same is payable in cash or in shares of Common Stock or a combination of cash and stock) with respect to, or delivery for conversion of, such Note need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date or Fundamental Change Repurchase Date, or at the Stated Maturity or by such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity or last day for conversion, as the case may be.

          Section 1.13 Trust Indenture Act Controls. This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.
ARTICLE II
SECURITY FORMS
          Section 2.1 Form Generally. (a) The Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Internal Revenue Code of 1986, as amended, and regulations thereunder (the “Code”), or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. All Notes shall be in fully registered form.
          (b) The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.3.
          (c) Conversion notices shall be in substantially the form set forth in Section 2.4.
          (d) Repurchase notices shall be substantially in the form set forth in Section 2.2.
          (e) The Notes shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Notes may be listed) on which the Notes may be quoted or listed, as the case may be, all as determined by the officers executing such Notes, as evidenced by their execution thereof.
          (f) Upon their original issuance, Notes shall be issued in the form of one or more Global Notes in fully registered form without interest coupons. Such Global Notes shall be registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Such Global Notes, together with any Successor Notes which are Global Notes, are collectively herein called the “Global Note.”

          Section 2.2 Form of Note.
[FORM OF FACE]
     [THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]
WEST CORPORATION
% CONVERTIBLE SENIOR NOTES DUE      , 20__
 $
CUSIP NO.
     West Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ___, or registered assigns, the principal sum of ___ United States Dollars (U.S.$___) [if this Note is a Global Note, then insert — (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Notes, shall not exceed “$___”) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on         , 20___ and to pay interest thereon as described below.

     Interest will accrue on this Note at the rate of      % per annum, from      , 20___, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on            and            in each year (each, an “Interest Payment Date”), commencing      , 20___. Except as otherwise provided herein, interest payable on each Interest Payment Date shall be payable to Holders of record as of the applicable Regular Record Date and shall include interest accrued from and including the immediately proceeding Interest Payment Date (or the Issue Date if no interest has been paid hereon) to but excluding such Interest Payment Date.
     Payments on the Notes will be made in U.S. dollars at the office of the Trustee; provided that the Company may elect to make payments by check mailed to the Holder’s registered address or, with respect to Global Notes, by wire transfer.
     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

WEST CORPORATION

By:

Name:
Title:

[FORM OF REVERSE]
     This Note is one of a duly authorized issue of securities of the Company designated as its “           % Convertible Senior Notes due      , 20___” (herein called the “Notes”), initially limited in aggregate principal amount to U.S. “$___,” issued and to be issued under an Indenture, dated as of      , 20___ (herein called the “Indenture”), between the Company and      , as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Company may, from time to time, issue additional Notes under the Indenture in unlimited principal amount in accordance with the provisions for the issuance of notes contained in the Indenture, and each such additional Note shall be of the same class as all other Notes then Outstanding and entitled to the all of the benefits of the Indenture; provided that, except as otherwise specifically provided in the Indenture, the aggregate principal amount of Notes issued under the Indenture may not exceed (1) the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Orders for authentication, minus (2) the aggregate principal amount of Notes duly authenticated and delivered by the Trustee that have been cancelled.
     As provided in the Indenture and subject to certain limitations therein set forth, Notes are convertible into Conversion Consideration. In the event any Holder surrenders any Note for conversion during the period between the close of business on a Record Date but prior to the corresponding Interest Payment Date, the Company shall pay accrued interest on such Note on that Interest Payment Date to the Holder of such Note as of such Record Date. However, the Holder surrendering the Note for conversion shall be required to pay to the Company an amount equal to the interest that has accrued as of such Interest Payment Date and that amount will be paid to the Holder of such Note as of the Record Date pursuant to the preceding sentence.
     No sinking fund is provided for the Notes.
     [The following paragraph shall appear in each Global Note:
     In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.]
     [The following paragraph shall appear in each Note that is not a Global Note:
     In the event of repurchase or conversion of this Note in part only, a new Note or Notes for the unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.]
     If an Event of Default shall occur and be continuing, the principal amounts of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (a) of the principal amounts so declared due and payable, together with accrued interest to the date of declaration, and (b) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company’s obligations in respect of the payment of the principal of and interest on the Notes shall terminate.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Notes at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amounts of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.
     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, the Holder or Holders shall have offered indemnity satisfactory to the Trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Notes Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal amount hereof or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Note as provided in the Indenture.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.
     Prior to due presentation of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     No recourse for the payment of the principal amount of or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.
     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict between this Note and the Indenture, the terms of the Indenture shall govern.
ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
     TEN COM: as tenant-in-common
     TEN ENT as tenants by the entireties
     JT TEN as joint tenants with right of survivorship and not as tenants-in-common
     UNIF GIFT MIN ACT: Custodian under Uniform Gifts to Minors Act ___ (State)
     Additional abbreviations may also be used though not in the above list.

ELECTION OF HOLDER TO REQUIRE REPURCHASE
     (1) Pursuant to Article XII of the Indenture, the undersigned hereby elects to have this Note repurchased by the Company.
     (2) The undersigned hereby directs the Trustee or the Company to pay it or ___ the repurchase price as set forth in the Indenture.
Dated:

Signature(s)
Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Notes Exchange Act of 1934.

Signature Guaranteed
principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase (not less than U.S. $1,000):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.
          Section 2.3 Form of Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:
     This is one of the Notes referred to in the within-mentioned Indenture.
Dated:

, as Trustee
By:
Authorized Signatory

          Section 2.4 Form of Conversion Notice.
CONVERSION NOTICE
     The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof; provided that, the unconverted portion of such principal amount is equal to or in excess of U.S. $1,000) below designated, into the Conversion Consideration in accordance with the terms of the Indenture referred to in this Note, and directs that such Conversion Consideration, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated:

Signature(s)
     If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad -15 under the Securities Exchange Act of 1934.

[Signature Guaranteed]
If only a portion of the Notes is to be converted, please indicate:

1.	Principal amount to be converted: U.S. $ ___

2.	Principal amount and denomination of Notes representing unconverted principal amount to be issued:

Amount: U.S. $___Denominations: U.S. $___
(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof; provided that, the unconverted portion of such principal amount is equal to or in excess of U.S. $1,000)
          Section 2.5 Form of Assignment. For value received ___ hereby sell(s), assign(s) and transfer(s) unto ___ (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ___ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
Dated:

Signature(s)
Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

ARTICLE III
THE NOTES
          Section 3.1 Title and Terms. (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to U.S. “$___,” except for Notes authenticated and delivered pursuant to Section 3.5, 3.6, 3.7, 8.5, 11.5 or 11.6 in exchange for, or in lieu of, other Notes previously authenticated and delivered under this Indenture. The Company may, from time to time, issue additional Notes under this Indenture in unlimited principal amount in accordance with the provisions for the issuance of notes contained herein, and each such additional Note shall be of the same class as all other Notes then Outstanding and entitled to the all of the benefits of this Indenture; provided that, except as otherwise specifically provided in this Indenture, the aggregate principal amount of Notes issued under this Indenture may not exceed (1) the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Orders for authentication, minus (2) the aggregate principal amount of Notes duly authenticated and delivered by the Trustee that have been cancelled.
          (b) The Notes shall be known and designated as the “           % Convertible Senior Notes due         , 20___” of the Company. Their Stated Maturity shall be      , 20___ and they shall bear interest on their principal amount beginning      , 20___.
          (c) The principal amount of and interest on the Notes shall be payable as provided in Sections 3.2, 3.8 and 3.9 of this Indenture (any city in which any Paying Agent is located being herein called a “Place of Payment”).
          (d) The Notes shall be convertible as provided in Article XI (any city in which any Conversion Agent is located being herein called a “Place of Conversion”).
          (e) The Notes shall be subject to repurchase by the Company at the option of the Holders as provided in Article XII.
          Section 3.2 Maturity, Interest and Principal Payments Generally. (a) The Notes will mature on      , 20___, and Holders will be entitled to receive the principal amount of their Notes on that date, unless the Notes were earlier repurchased or converted pursuant to the terms of this Indenture.
          (b) A Holder of a Note at the close of business on a Record Date shall be entitled to receive such interest on the corresponding Interest Payment Date; provided, however, that subject to Section 11.6, the Company will not pay accrued interest on Notes surrendered for conversion and upon payment by or on behalf of the Company of the Conversion Consideration with respect thereto the Company shall satisfy its obligations with respect to the Notes, including the payment of the principal amount and any such accrued but unpaid interest, such amounts being deemed to have been paid in full rather than cancelled, extinguished or forfeited by receipt of Conversion Consideration.

          (c) Except as provided below, the Company will pay interest on:
          (i) any Global Note to the Depositary therefor in immediately available funds; and
          (ii) any certificated Notes by check mailed to the Holders of those Notes, provided that a Holder of certificated Notes with an aggregate principal amount in excess of $2.0 million will be paid by wire transfer in immediately available funds upon its election if the Holder has provided us with wire transfer instructions at least 10 business days prior to the payment date.
          (d) At maturity, interest on any certificated Notes will be payable at the office of the Trustee.
          (e) Payments on the Notes will be made in U.S. dollars at the office of the Trustee; provided that, the Company may elect to make payments by check mailed to the Holder’s registered address or, with respect to Global Notes, by wire transfer in immediately available funds.
          Section 3.3 Denominations. The Notes shall be issuable only in fully registered book entry form, without coupons, in denominations of U.S. $1,000 principal amount and integral multiples of U.S. $1,000 in excess thereof.
          Section 3.4 Execution, Authentication, Delivery and Dating. (a) The Notes shall be executed on behalf of the Company by its Chairman of the Board, its President or Chief Executive Officer, or one of its Vice Presidents. Any such signature may be manual or facsimile.
          (b) Notes bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
          (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Notes as in this Indenture provided.
          (d) Each Note shall be dated the date of its authentication.
          (e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          Section 3.5 Global Notes; Non-global Notes; Book-entry Provisions. (a) (a) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.
          (b) No Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling to be a Depositary for such Global Note or (B) has ceased to be a clearing agency registered as such under the Exchange Act and the Company has not appointed a successor Depositary within 90 days or (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Note. In the event clause (i)(A) of the immediately preceding sentence is applicable, if a successor Depositary for such Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order, accompanied by an Officers’ Certificate, directing the authentication and delivery of Notes, will authenticate and deliver, Notes, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Note in exchange for such Global Note. Notes issued upon the events described in Section 3.5(b) shall be in definitive, fully registered form, without interest coupons.
          (c) If any Global Note is to be exchanged for other Notes or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Note Registrar, for exchange or cancellation, as provided in this Article III. If any Global Note is to be exchanged for other Notes or canceled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, in each case, as provided in Section 3.6, then either (i) such Global Note shall be so surrendered for exchange or cancellation, as provided in this Article III, or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Note Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures.
          (d) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article III or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof, in which case such Note shall be authenticated and delivered in definitive, fully registered form, without interest coupons.
          (e) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under the Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Note will not be considered the owners or holders thereof.
          Section 3.6 Registration; Registration of Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.
          (b) Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
          (c) At the option of the Holder, and subject to the other provisions of this Section, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, and subject to the other provisions of this Section, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
          (d) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
          (e) No service charge shall be charged to a Holder for any registration of transfer or exchange of Notes except as provided in Section 3.7, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.5, 3.6, 3.7, 8.5, 11.5 or 11.6 (other than where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder of the Note) not involving any transfer and other than any stamp and other duties, if any, which may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Company.
          (f) Neither the Trustee, the Paying Agent nor any of their agents shall (i) have any duty to monitor compliance with or with respect to any Federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.
          Section 3.7 Mutilated, Destroyed, Lost or Stolen Notes. (a) If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If the Holder of such lost, stolen or destroyed Note delivers to the Company and the Trustee:
          (i) evidence to their satisfaction of the destruction, loss or theft of any Note, and
          (ii) such security or indemnity as may be satisfactory to the Company and the Trustee to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such lost, stolen or destroyed Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          (b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.
          (c) Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, which may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by the Company) and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          (d) Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
          (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          Section 3.8 Interest. Subject to the last paragraph of Section 3.9, interest will accrue on the Notes at the rate of      % per annum, from      , 20___, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on            and            in each year (each, an “Interest Payment Date”), commencing      , 20___. Except as otherwise provided herein, interest payable on each Interest Payment Date shall be payable to Holders of record as of the applicable Regular Record Date and shall include interest accrued from and including the immediately proceeding Interest Payment Date (or the Issue Date if no interest has been paid thereon) to but excluding such Interest Payment Date.
          Section 3.9 Payment of Interest; Interest Rights Preserved. (a) Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).
          (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
          (b) Subject to the foregoing and following provisions of this Section 3.9 and Section 3.6, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
          (c) Interest on any Note that is converted in accordance with Section 11.1 during a Record Date Period shall be payable in accordance with the provisions of Section 11.1.
          Section 3.10 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of the principal amount of and interest on such Note (subject to Section 3.2 and Section 3.9) and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.
          Section 3.11 Cancellation. All Notes surrendered for payment, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be cancelled promptly by the Trustee (or its agent). No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section. The Trustee shall dispose of all cancelled Notes in accordance with applicable law and its customary practices in effect from time to time.
          Section 3.12 Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
          Section 3.13 CUSIP Numbers. The Company in issuing Notes may use “CUSIP” numbers (if then generally in use); if so, the Trustee shall use such CUSIP numbers in notices of repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such CUSIP numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.
ARTICLE IV
SATISFACTION AND DISCHARGE
          Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, or registration of transfer or exchange, or replacement of Notes herein expressly provided for and in the form of Note set forth in Section 2.2 and the Company’s obligations to the Trustee pursuant to Section 6.7), and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance reasonably satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when
          (a) Either:

          (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.7 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Trustee or the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or
          (ii) all such Notes not theretofore delivered to the Trustee or its agent for cancellation (other than Notes referred to in clauses (A) and (B) of clause (a)(i) above): (A) have become due and payable, or (B) will have become due and payable at their Stated Maturity within one year; and
          (iii) the Company has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of clause (ii)(A) above or held in trust for such purpose, in the case of clause (ii)(B) or (ii)(C) above) an amount in cash sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal amount of and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity, as the case may be;
          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
          (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.12, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 and the obligations of the Company and the Trustee under Section 3.6 and Article XI shall survive.
          Section 4.2 Application of Trust Money. (a) Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal amount and interest for whose payment such money has been deposited with the Trustee.
          (b) All moneys deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company.
          (c) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against all money deposited with the Trustee pursuant to Section 4.1 (other than income taxes and franchise taxes incurred or payable by the Trustee and such other taxes, fees or charges incurred or payable by the Trustee that are not directly the result of the deposit of such money with the Trustee).
ARTICLE V
DEFAULT AND REMEDIES
          Section 5.1 Events of Default. (a) “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (i) the Company fails to pay principal on any Note when due whether at Maturity, upon repurchase following a Fundamental Change or otherwise;
          (ii) the Company fails to pay interest on any Note when due if such failure continues for 30 days;
          (iii) the Company fails to perform any other agreement required of the Company in this Indenture if such failure continues for 60 days after notice is given in accordance with this Indenture;
          (iv) the Company defaults in its conversion obligations upon exercise of a Holder’s conversion right, unless such default is cured within five days after written notice of default is given to the Company by the Trustee or the Holder of the Note;
          (v) the Company fails to provide any required notice of a Fundamental Change within the time period required by this Indenture, if such failure continues for 30 days after notice of the Company’s failure to do so;
          (vi) any Indebtedness for money borrowed by the Company or one of its subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly, or indirectly, by us) in an aggregate outstanding principal amount in excess of $25.0 million is not paid at final maturity or upon acceleration and such Indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days after written notice as provided in this Indenture;
          (vii) failure by the Company or any of its subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured portion of which is at least $25.0 million, if the judgments are not paid, discharged or stayed within 30 days; and
          (viii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;
          (ix) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either, or the filing by either of a petition or answer or consent seeking reorganization or relief with respect to the Company or any Significant Subsidiary under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either pursuant to any such law, or the making by either of an assignment for the benefit of creditors, or the admission by either in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;
          (b) If an Event of Default (other than an Event of Default arising under Section 5.1(a)(viii) or (ix) with respect to the Company) occurs and is continuing, then in every case the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount will become immediately due and payable. If an Event of Default under Section 5.1(a)(viii) or (ix) occurs with respect to the Company, then the principal amount of and accrued interest on all the Notes shall automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
          (c) At any time after a declaration of acceleration with respect to Notes has been made but before a judgment or decree for payment of the money due has been obtained in respect of such acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee may on behalf of all the Holders rescind and annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree based on acceleration and if all existing Events of Default with respect to the Notes (other than the nonpayment of principal amounts or interest that has become due solely by reason of the declaration of acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

          Section 5.2 Covenant of Company to Pay to Trustee Whole Amount Due on Notes on Default in Payment of Interest or Principal; Suits for Enforcement by Trustee. (a) The Company covenants that if (i) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 calendar days or (ii) default is made in the payment of the principal amount of any Note when it becomes due and payable, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes and, to the extent that payment of such interest will be legally enforceable, interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as will be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel.
          (b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
          (c) If an Event of Default with respect to any Note occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
          (d) In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee will be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee will be authorized to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 6.7.
          Section 5.3 Trustee May File Proof of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or the creditors of either, the Trustee (irrespective of whether the principal of, and any interest on, the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the

Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
          (i) to file and prove a claim for the whole amount of the principal amount and interest owing and unpaid in respect of the Notes and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and
          (ii) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.
          (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.
          Section 5.4 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
          Section 5.5 Application of Money Collected. Any money collected by the Trustee pursuant to this Article will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of the principal amount or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 6.7;
     SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal amount and interest, respectively; and
     THIRD: To such other Person or Persons, if any, to the extent entitled thereto; and
     FOURTH: To the Company.
          Section 5.6 Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
          (b) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default, appoint a receiver or pursue any other remedy hereunder, as applicable, in its own name as Trustee hereunder;
          (c) such Holder or Holders have offered to the Trustee and, if requested, shall have provided indemnity satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;
          (d) the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity (or if requested, receipt of indemnity) has failed to institute any such proceeding; and
          (e) no direction inconsistent with such written request has been given to the Trustee during the 60 calendar day period referred to in Section 5.6(d) hereof by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
     The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Notwithstanding the foregoing, this Section 5.6 shall not affect the right of a Holder to sue for enforcement of the payment of the principal of or interest on its Note on or after the respective due dates in the Note or the Holder’s right to convert its Notes in accordance with the provisions of this Indenture.
          Section 5.7 Notice of Defaults. If a default occurs hereunder with respect to Notes, the Trustee will give the Holders notice of such Event of Default of which it has actual notice within 90 calendar days of occurrence; provided, however, to the extent consistent with the Trust Indenture Act, the Trustee may withhold notice of any Event of Default (except a default of the character specified in Section 5.1(a)(i) or Section 5.1(a)(ii)) if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
          Section 5.8 Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal amount of and interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of repurchase, on the Fundamental Change Repurchase Date) and, as contemplated by Article XI, to convert such Note in accordance with its terms and to institute suit for the enforcement of any such payment, and any such right to convert and such rights may not be impaired without the consent of such Holder.
          Section 5.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.
          Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in the last paragraph of Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          Section 5.11 Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
          Section 5.12 Control by Holders of Notes. The Holders of a majority in principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that, the Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture, that is prejudicial to the rights of other Holders or that would involve the Trustee in personal liability.
          Section 5.13 Waiver of Past Defaults. The Holders, either through the written consent of not less than a majority in principal amount of the Outstanding Notes or by the adoption of a resolution, at a meeting of Holders of the Outstanding Notes at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes represented at such meeting, may, by notice to the Trustee, on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default (i) in the payment of the principal amount of or interest on any Note, (ii) in respect of the conversion of any Note in accordance with the provisions of the Note and this Indenture or (iii) in respect of our compliance with any of the provisions of this Indenture that would require the consent of the Holder of each Outstanding Note affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
          Section 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal amount of or interest on any Note on or after the respective Stated Maturity or Maturities expressed in such Note (or, in the case of repurchase, on or after the Fundamental Change Repurchase Date) or for the enforcement of the right to convert any Note in accordance with Article XI.
          Section 5.15 Waiver of Stay, Usury or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VI
THE TRUSTEE
          Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.
          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.
          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
          (e) The Trustee may refuse to perform any duty or exercise any right or power under this Indenture unless it receives indemnity satisfactory to it against any loss, liability or expense.
          Section 6.2 Notice of Defaults. Within 90 days after the occurrence of any default hereunder as to which the Trustee has received written notice, the Trustee shall give to all Holders of Notes, in the manner provided in Section 1.6, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal amount of or interest on any Note the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.
          Section 6.3 Certain Rights of Trustee. Subject to the provisions of Section 6.1:
          (a) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, Officers’ Certificate, other certificate, statement,

instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (collectively, the “Documents”) believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated in such Documents;
          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;
          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be the one specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate or Opinion of Counsel;
          (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered, and, if requested by the Trustee, delivered to the Trustee, reasonable security against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and shall, absent its bad faith, incur no liability of any kind by reason of such inquiry or investigation;
          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and
          (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder, absent bad faith on the part the of Trustee (in any such capacity) and of such agent, custodian or other Person.

          Section 6.4 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture, of the Notes or of the Common Stock issuable upon the conversion of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.
          Section 6.5 May Hold Notes, Act as Trustee Under Other Indentures. The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.
     The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.
          Section 6.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
          Section 6.7 Compensation and Reimbursement. (a) The Company agrees:
          (i) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including costs and expenses of enforcing this Indenture and defending itself against any claim (whether asserted by the Company, any Holder of Notes or any other Person) or liability in connection with the exercise of any of its powers or duties hereunder) in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
          (iii) to indemnify the Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs, expenses and reasonable attorneys’ fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          (b) The Trustee shall have a lien prior to the Notes on all money or property held or controlled by the Trustee to secure the Company’s payment obligations in this Section, except that held in trust to pay principal and interest on the Notes.
          (c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(a)(viii) or (ix) with respect to the Company, the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable Federal or state bankruptcy, insolvency or other similar law.
          (d) The provisions of this Section 6.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.
          Section 6.8 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and the Trustee and its parent corporation shall have (or be part of a holding company group with) a combined capital and surplus of at least U.S. $50 million, subject to supervision or examination by Federal or state authority, and in good standing. The Trustee or an Affiliate of the Trustee shall maintain an established place of business in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article and a successor shall be appointed pursuant to Section 6.9.
          Section 6.9 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.
          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (d) The Trustee may be removed at any time by the Company and the Company may appoint a successor Trustee pursuant to this Article; provided that, (i) there is not an Event of Default that is continuing at the time of removal, (ii) the successor Trustee appointed by the Company meets the eligibility requirements of Section 6.8, and (iii) such removal and resignation shall not become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.
          (e) If at any time: (i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section 6.9 and Section 6.10. If no successor Trustee shall have been so appointed by the Company or the Holders of Notes and accepted appointment in the manner required by this Section 6.9 and Section 6.10, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
          Section 6.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

          Section 6.11 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
          Section 6.12 Authenticating Agents. (a) The Trustee may, with the consent of the Company, appoint an Authenticating Agent or Agents acceptable to the Company with respect to the Notes, which Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange or substitution pursuant to this Indenture.
          (b) Notes authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.12.
          (c) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          (d) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
          (e) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
          (f) If an Authenticating Agent is appointed with respect to the Notes pursuant to this Section, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certification of authentication, an alternative certificate of authentication in the following form:
     This is one of the Notes referred to in the within-mentioned Indenture.

, as Trustee

By:

As Authenticating Agent

By:

As Authenticating Agent

          Section 6.13 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
          Section 6.14 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
ARTICLE VII
CONSOLIDATION, MERGER, SALE OR TRANSFER
          Section 7.1 Company May Consolidate, Etc. Only on Certain Terms.
          (a) The Company shall not (i) consolidate with or merge into any Person, or convey, transfer or lease the Company’s properties and assets substantially as an entirety to any successor Person, unless:
          (i) in the case of a merger or consolidation, either the Company is the surviving Person or, if the Company is not the surviving Person, the surviving Person formed by such merger or consolidation or into which the Company is merged or consolidated or in the case of a conveyance, transfer or lease of the Company’s properties and assets substantially as an entirety, the Person to which the Company’s properties and assets are so transferred shall be a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia, and shall execute and deliver to the Trustee a supplemental indenture expressly assuming the payment when due of the principal amount of and interest, if any, on the Notes and the performance of each of the Company’s other covenants under the Notes and this Indenture;
          (ii) in either case, immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing; and
          (iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, conveyance, transfer or lease and, if a supplemental indenture is required, such supplemental indenture comply with this Article VII and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.
          (b) In the case of a reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause the Common Stock to be converted into the right to receive other securities, cash or property, upon conversion of Notes, Holders so converting shall be entitled to receive the same type and amount of consideration that a Holder would have been entitled to receive if the Holder had held a number of shares of Common Stock equal to the Applicable Conversion Rate immediately prior to these events; provided, however, that upon conversion such Holder will continue to receive cash in satisfaction of all or a portion of the Conversion Consideration as provided in Article XI. In such event, the Company and the Trustee shall enter into a supplemental indenture providing for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article VII. The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, sales or transfers of assets or other transactions. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Note as provided in Section 1.6 promptly upon such execution. For purposes of this Section 7.1(b), the type and amount of consideration that a Holder would have been entitled to receive as a holder of the Common Stock in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election.
          (c) Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of Common Stock or other securities or property or cash receivable by Holders of Notes upon the conversion of their Notes after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers’ Certificate with respect thereto, which the Company shall cause to be furnished to the Trustee.
          Section 7.2 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, transfer or lease, sale or other disposition of all or substantially all the properties and assets of the Company in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor or Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.
ARTICLE VIII
SUPPLEMENTAL INDENTURES
          Section 8.1 Supplemental Indentures Without Consent of Holders of Notes. Without the consent of any Holders of Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:
          (a) to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the interests of the Holders of the Notes in any material respect;

          (b) to provide for the assumption of our obligations under this Indenture by a successor upon any merger, consolidation or asset transfer permitted under this Indenture;
          (c) to make any change that would provide any additional rights or benefits to the Holders of the Notes;
          (d) to comply with the requirements of the Commission to maintain the qualification of this Indenture under the TIA;
          (e) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Company’s Prospectus Supplement dated      , 20___, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes; or
          (f) to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture.
     Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 8.3 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.
          Section 8.2 Supplemental Indentures with Consent of Holders of Notes. Except as set forth in Section 8.1, with either:
          (a) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by the Act of said Holders delivered to the Company and the Trustee, or
          (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Notes at which a quorum is present, by the Holders of at least a majority in principal amount of the Outstanding Notes represented at such meeting, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Note affected thereby:
               (i) change the Stated Maturity of the principal of, or interest on, any Note;
               (ii) reduce the principal amount or Fundamental Change Repurchase Price of, or interest on, any Note;

               (iii) reduce the amount of principal payable upon acceleration of the Maturity of any Note;
               (iv) change the place or currency of payment of principal of, or interest on, any Note;
               (v) impair the right to institute suit for the enforcement of any payment on, or conversion of, any Note;
               (vi) modify the provisions with respect to the repurchase right of the Holders upon a Fundamental Change in a manner adverse to Holders;
               (vii) adversely affect the right of Holders to convert Notes other than as provided in this Indenture;
               (viii) reduce the percentage in principal amount of Outstanding Notes required for modification or amendment of this Indenture;
               (ix) reduce the percentage in principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;
               (x) reduce the percentage required for the adoption of a resolution or for a quorum required at any meeting of Holders of Notes at which a resolution is adopted; or
               (xi) modify provisions with respect to modification and waiver (including waiver of Events of Default), except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder of Notes.
     It shall not be necessary for any Act of Holders of Notes under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
          Section 8.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that such supplemental indenture has been duly authorized, executed and delivered by the Company, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms and does not conflict with or violate the terms of this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes;

and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder appertaining thereto shall be bound thereby.
          Section 8.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
          Section 8.6 Notice of Supplemental Indentures. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.1 or Section 8.2, the Company shall give notice to all Holders of Notes of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.6. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.
ARTICLE IX
MEETINGS OF HOLDERS OF NOTES
          Section 9.1 Purposes for Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.
          Section 9.2 Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 9.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
          (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

          Section 9.3 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be:
          (a) a Holder of one or more Outstanding Notes, or
          (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of Notes of one or more Outstanding Notes by such Holder or Holders.
     The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
          Section 9.4 Quorum; Action. (a) The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Notes that shall constitute a quorum.
          (b) Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the Outstanding Notes at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.
          (c) At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to and except to the extent Section 10.07 requires a different vote) shall be effectively passed and decided if passed or decided by the lesser of: (i) the Holders of not less than a majority in aggregate principal amount of Outstanding Notes and (ii) the Persons entitled to vote not less than a majority in aggregate principal amount of Outstanding Notes represented and entitled to vote at such meeting.
          (d) Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes whether or not present or represented at the meeting. The Trustee shall, in the name and at the expense of the Company, notify all the Holders of Notes of any such resolutions or decisions pursuant to Section 1.6.
          Section 9.5 Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the Person executing the proxy guaranteed by any bank, broker or other eligible institution participating in a recognized medallion signature guarantee program.
          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 9.2(b), in which case the Company or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.
          (c) At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.
          (d) Any meeting of Holders of Notes duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.
          Section 9.6 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts at Stated Maturity and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2(a) and, if applicable, Section 9.4(a). Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE X
COVENANTS
          Section 10.1 Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay the principal amount of and interest on the Notes in accordance with the terms of the Notes and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than the opening of business on the date of the Stated Maturity of any Note or no later than the opening of business on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.
          Section 10.2 Maintenance of Offices or Agencies. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.
     The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Notes have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal amount of and interest on the Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.3, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment and conversion, which shall initially be the Corporate Trust Office of the Trustee, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.6, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.
     The Company hereby initially designates the Trustee as Paying Agent, Note Registrar and Conversion Agent, and the Corporate Trust Office of the Trustee as one such office or agency of the Company for each of the aforesaid purposes.
          Section 10.3 Money for Note Payments to Be Held in Trust. (a) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal amount of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal amount of or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Company will promptly notify the Trustee, in writing, of its action or failure so to act.
          (b) Whenever the Company shall have one or more Paying Agents, it will, no later than the opening of business on each due date of the principal amount or interest on any Notes, deposit with the Trustee a sum in funds immediately payable on the payment date sufficient to pay the principal amount or interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal amount or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee, in writing, of any failure so to act.
          (c) The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section that such Paying Agent will:
          (i) hold all sums held by it for the payment of the principal amount of or interest on Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
          (ii) give the Trustee written notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal amount or interest; and
          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.
          (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal amount of or interest on any Note and remaining unclaimed for two years after such principal amount or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
          (f) In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section shall be held uninvested and without any liability of interest.

          Section 10.4 Existence. Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
          Section 10.5 Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent,
          (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary,
          (b) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary, and
          (c) subject to Section 11.14, all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Notes or with respect to this Indenture;
provided, however, that, in the case of clauses (a) and (b), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its Subsidiaries taken as a whole, or (ii) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.
          Section 10.6 Statement by Officers as to Default. (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
          (b) The Company will deliver to the Trustee, forthwith upon becoming aware of any default or any Event of Default under the Indenture, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.
          (c) Any notice required to be given under this Section shall be delivered to the Trustee at its Corporate Trust Office.
          Section 10.7 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.4 (other than with respect to the existence of the Company (subject to Article VII)) and 10.5, inclusive (other than a covenant or condition which under Article VII cannot be modified or amended without the consent of the Holder of each Outstanding Note affected), if before the time for such compliance the Holders shall, through:
          (a) the written consent of not less than a majority in aggregate principal amount of the Outstanding Notes or
          (b) the adoption of a resolution at a meeting of Holders of the Outstanding Notes at which a quorum is present by the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes represented at such meeting, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee or any Paying or Conversion Agent in respect of any such covenant or condition shall remain in full force and effect.
ARTICLE XI
CONVERSION OF NOTES
          Section 11.1 Right to Convert. Subject to and upon compliance with the provisions of this Article XI, at the option of the Holder, any Notes or any portion of the principal amount thereof that is an integral multiple of $1,000 may be converted into Conversion Consideration (as set forth in Section 11.7) at the Applicable Conversion Rate (determined as hereinafter provided) at any time prior to Maturity:
          (a) prior to      , 20___, during any calendar quarter commencing after ___, 20___, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding calendar quarter is greater than 120% of the Applicable Conversion Price on each such Trading Day;
          (b) prior to      , 20___, during the five consecutive Business Day period following any five consecutive Trading Day period in which the Trading Price of a Note for each day of that five Trading Day period was less than 95% of the product of (i) the Closing Sale Price of the Common Stock on such corresponding Trading Day and (ii) the Applicable Conversion Rate;
          (c) at any time on or after      , 20___; or
          (d) upon the occurrence of a corporate transaction described in Section 11.2 and upon the occurrence of certain Fundamental Changes described in Section 11.5.
     The rate (the “Conversion rate”) at which shares of Common Stock shall be delivered upon conversion shall be initially shares of Common Stock for each U.S. $1,000 principal amount of Notes. The Conversion Rate shall be adjusted in certain instances as provided in this Article XI.

          Section 11.2 Certain Corporate Transactions.
          (a) If the Company elects to:
          (i) distribute to all or substantially all holders of Common Stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days of the declaration date for such distribution, shares of Common Stock at less than the average of the Closing Sale Price of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the declaration date for such distribution; or
          (ii) distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities certain rights or warrants to purchase the Company’s securities, which distribution has a per share value exceeding 10% of the Closing Sale Price of the Company’s Common Stock on the Trading Day immediately preceding the declaration date for such distribution;
then in the case of the foregoing clauses (i) and (ii), the Company shall notify the Holders at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such notice, even if the Notes are not otherwise convertible at such time, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date or the Company’s announcement that such distribution will not take place, subject to the limitations imposed by the last paragraph of Section 11.1; provided, however, that a Holder may not exercise this right to convert if the Holder is otherwise entitled to participate in the distribution without conversion. As used herein, the term “ex-dividend date” or “ex-date” when used with respect to any issuance or distribution, shall mean the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of such Common Stock to its buyer.
          Section 11.3 Determination of Satisfaction of Certain Conversion Triggers. (a) Prior to      , 20___, the Conversion Agent shall upon the Company’s request determine if the Notes are convertible in accordance with Section 11.1(a) and shall notify the Company and the Trustee if the Notes become convertible.
          (b) The Conversion Agent shall determine if the Notes are convertible in accordance with Section 11.1(b) and notify the Company and the Trustee if the Notes become convertible; provided however, the Conversion Agent shall have no obligation to make such determination unless the Company has requested such determination and the Company shall have no obligation to make such request unless requested to do so by a Holder of the Notes that has provided the Company with reasonable evidence that the Trading Price of the Notes would be less than 95% of the Closing Sale Price of the Common Stock multiplied by the Applicable Conversion Rate. Upon such request, the Company shall instruct the Conversion Agent to determine the Trading Price of a Note beginning on the next Trading Day and on each successive Trading Day until the Trading Price of a Note is greater than or equal to 95% of the product of (1) the Closing Sale Price of the Common Stock and (2) the Applicable Conversion Rate.

          Section 11.4 Notice of Conversion. Upon any determination by the Company, the Conversion Agent or the Trustee that Holders are or will be entitled to convert the Notes in accordance with the provisions of Section 11.1, the Company will issue a Press Release containing information about the right of conversion through a public medium that is customary for such Press Release and publish the information on the Company’s website.
          Section 11.5 Conversion at Option of the Holder Upon a Fundamental Change.
          (a) If a Fundamental Change under clause (2), (3) or (4) of the definition of such term occurs at any time prior to Maturity, each Holder will have the right to convert any or all of such Holder’s Notes into Conversion Consideration pursuant to the procedures set forth in this Section 11.5.
          (b) At least 15 Trading Days prior to the anticipated effective date of a Fundamental Change, the Company will provide to all Holders, the Trustee and the Paying Agent and the Conversion Agent a notice of the anticipated occurrence of the Fundamental Change (such notice, a “Fundamental Change Conversion Right Notice”) and of the resulting rights of Holders. Each Fundamental Change Conversion Right Notice shall state, among other things:
          (i) If applicable, that the Company will increase the Conversion Rate applicable to Notes converted in connection with the Fundamental Change as set forth in Section 11.10 hereof;
          (ii) Whether the Company expects that Holders will have the right to require the Company to repurchase Notes as described in Article XII; and
          (iii) The fact that Holders have the right to convert Notes in accordance with this Section 11.5.
          (c) Simultaneously with providing the Fundamental Change Conversion Right Notice, the Company will issue a Press Release and publish the information contained therein through a public medium customary for such Press Releases publish the information on its website.
          (d) To exercise the conversion right contemplated by this Section 11.5, a Holder must surrender Notes for conversion to the Conversion Agent during the period starting on the 15th day prior to the anticipated effective date of the Fundamental Change and ending at the close of business on the 15th day after the actual effective date of such Fundamental Change (or, if later and to the extent applicable, the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date) (the “Fundamental Change Election Date”). The Holder must surrender the Notes together with a Fundamental Change Election Notice (the “Fundamental Change Election Notice”) which must state:
          (i) if certificated, the certificate numbers of the Notes to be delivered for conversion;

          (ii) the portion of the principal amount of the Notes to be converted, which must be $1,000 or an integral multiple thereof; and
          (iii) that the Notes are to be converted by the Company pursuant to the applicable provisions of the Notes and this Indenture.
     If the Notes are Global Notes, the Fundamental Change Election Notice must comply with the Applicable Procedures.
          (e) A Holder may withdraw any Fundamental Change Election Notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day prior to the Fundamental Change Election Date. The notice of withdrawal must state: (i) the principal amount of the withdrawn Notes; (ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and (iii) the principal amount, if any, that remains subject to the Fundamental Change Election Notice.
     If the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.
          (f) A Holder must either effect book-entry transfer or deliver the Notes, together with necessary endorsements, to the office of the Paying Agent after delivery of the Fundamental Change Election Notice to receive payment of the Conversion Consideration. Holders will receive payment of the Conversion Consideration promptly following the later of the Fundamental Change Election Date or the time of book-entry transfer or the delivery of the Notes to the Paying Agent. If the Paying Agent holds money or securities sufficient to pay the Conversion Consideration of the Notes on the Business Day following the Fundamental Change Election Date, then: (i) the Notes will cease to be Outstanding and interest, if any, will cease to accrue or principal to accrete (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent); and (ii) all other rights of the Holder will terminate (other than the right to receive the Conversion Consideration upon delivery or transfer of the Notes).
          Section 11.6 Exercise of Conversion Privilege. (a) In order to convert a Note other than in connection with a Fundamental Change (which is governed by Section 11.5 above), the Holder of any Note to be converted must deliver an irrevocable conversion notice substantially in the form set forth in Section 2.4 together with the Note (if the Note is in certificated form), duly endorsed in blank, by the time required by the applicable Section of this Article XI, to the Conversion Agent at any office or agency of the Company maintained for that purpose pursuant to Section 10.2 (the date of such delivery of notice and satisfaction of all other requirements for conversion, the “Conversion Date”). Any Holder may obtain copies of the required form of the conversion notice from the Conversion Agent. Upon conversion, the Company will satisfy its conversion obligations with respect to the principal amount of the Notes to be converted into Conversion Consideration.
          (b) The Conversion Agent will convert the Notes and the Company will remit the Conversion Consideration as soon as practicable, but in no event later than the third Business Day following the last day of the Applicable Conversion Reference Period.

          (c) In the event any Holder surrenders any Note for conversion during the period between the close of business on a Record Date but prior to the corresponding Interest Payment Date, the Company shall pay accrued interest on such Note on that Interest Payment Date to the Holder of such Note as of such Record Date. The Holder surrendering the Note for conversion shall be required to pay to the Company an amount equal to the interest that has accrued as of such Interest Payment Date and that will be paid to the Holder of such Note as of the Record Date.
          (d) Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive any Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver to the Trustee, for delivery to the Holder (unless a different Person is indicated on the Conversion Notice), a certificate or certificates for the number of full shares of Common Stock issuable upon conversion as provided in clause (b) above, together with payment in lieu of any fraction of a share, as provided in Section 11.8.
          (e) In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Note. A Note may be converted in part, but only if the principal amount of such Note to be converted is any integral multiple of U.S. $1,000 (but for purposes of such denominations based on the principal amount of such Notes) and the principal amount of such Note to remain Outstanding after such conversion is equal to or in excess of U.S. $1,000.
          Section 11.7 Conversion Consideration.
     (a) Upon surrendering any Notes for conversion, the Holder of such Notes shall be entitled to receive, in respect of each $1,000 principal amount of Notes:
     (i) cash in the amount equal to the lesser of:
                    a) the principal amount of each Note, or
                    b) the Conversion Value; and
     (ii) to the extent the Conversion Value exceeds $1,000, a number of shares of Common Stock (the “Residual Value Shares”) equal to the sum of the Daily Trading Share Amounts for each of the 30 consecutive Trading Days in the Applicable Conversion Reference Period; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of the Notes.
     If a Holder receives Common Stock upon conversion of Notes, such Holder will also receive the associated rights under any stockholder rights plan that the Company may adopt, unless, prior to conversion, the rights have expired, terminated, been exchanged or separated from the Common Stock. If the rights have been exchanged or separated from the Common Stock, the Conversion Rate shall be adjusted at the time of such exchange or separation in accordance with Section 11.09(d) as if the Company had made a distribution to all holders of its Common Stock.
     (b) The Company may elect to pay cash to Holders of Notes surrendered for conversion in lieu of all or a portion of the Residual Value Shares issuable upon conversion of such Notes. Upon such election, the Company shall provide notice to the relevant Holders and the Trustee stating the dollar amount to be satisfied in cash (expressed as a percentage of each Residual Value Share that shall be paid in cash in lieu of Common Stock) at any time on or before the date that is three Business Days following receipt of any Holder’s Conversion Notice (the “Cash Settlement Notice Period”). If the Company timely elects to pay cash for any portion of the Residual Value Shares otherwise issuable to such Holder, such Holder may retract the Conversion Notice at any time during the two Business Day period immediately following the Cash Settlement Notice Period (the “Conversion Retraction Period”). If the Company does not make such an election, no retraction can be made (and a Conversion Notice shall be irrevocable). In addition, if the Company elects to settle all or any portion of the Residual Value Shares in cash in connection with conversions within 30 days prior to the maturity date of the Notes, the Company shall send, on or prior to such maturity date, a single notice for all such conversions to the Trustee with respect to the Residual Value Shares to be satisfied in cash.
     The amount of cash payable in respect of each Residual Value Share otherwise issuable upon conversion shall equal the sum of the Residual Cash Value for such share calculated for each day of the Applicable Conversion Reference Period.
     (c) The Company will determine the Conversion Value, the Daily Trading Share Amount, the calculation of the excess of the Conversion Value over the principal amount and the number of shares of Common Stock and/or cash deliverable to Holders upon conversion in satisfaction of such excess. Any such determination will be conclusive and binding absent manifest error.
          Section 11.8 Fractions of Shares. (a) No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. Instead of any fractional shares of Common Stock that would otherwise be issued upon conversion of the Notes, the Company will pay a cash amount (calculated to the nearest cent) equal to the value of such fractional shares, based on the Closing Sale Price on the last Trading Day of the Applicable Conversion Reference Period.
          (b) For purposes of paragraphs (a) above, if more than one Note shall be surrendered for conversion at one time by a Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.
          Section 11.9 Anti-Dilution Adjustments. The Conversion Rate will be subject to adjustment, without duplication, as follows upon the occurrence of any of the following events:

          (a) Stock Dividends in Common Stock. If the Company pays a dividend or makes a distribution on Common Stock, payable exclusively in shares of Common Stock, the Conversion Rate in effect immediately before the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying it by a fraction:
          (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for the dividend or distribution, plus (B) the total number of shares constituting the dividend or distribution; and
          (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for such dividend or distribution.
          (b) Issuance of Rights or Warrants. If the Company issues to all or substantially all holders of Common Stock rights or warrants (other than pursuant to any dividend reinvestment or share purchase or similar plan) entitling such holders to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately before the close of business on the record date fixed for such determination shall be increased by multiplying it by a fraction:
          (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such distribution plus (B) the total number of shares of Common Stock so offered for subscription or purchase;
          (ii) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such distribution plus (B) the total number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock offered for subscription or purchase would purchase at the Current Market Price.
     If, after any such date fixed for determination, any such rights or warrants are not in fact exercised prior to the expiration thereof (and as a result no additional shares of Common Stock are delivered or issued pursuant to such rights, options or warrants), the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery or issuance of only the number of shares of Common Stock actually delivered or issued.
     “Current Market Price” of the Common Stock (unless otherwise stated below) means the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on Trading Day prior to the earlier of the record date or the ex-dividend Trading Day for such distribution.
          (c) Stock Splits and Combinations. If the Company subdivides, splits or recombines the outstanding shares of Common Stock (including an effective subdivision of Common Stock through the reclassification of Common Stock), the Conversion Rate in effect immediately before the close of business on the record date fixed for such subdivision, split or recombination becomes effective shall be proportionately increased or reduced.
          (d) Distributions of Indebtedness, Securities or Assets. If the Company distributes to all or substantially all holders of Common Stock evidences of indebtedness, securities or other assets or any other rights, options or warrants to purchase its securities (provided, however, that if these rights are only exercisable upon the occurrence of specified triggering events, then the Conversion Rate will not be adjusted until the triggering events occur), but excluding:
          (i) dividends or distributions described in Section 11.9(a);
          (ii) rights or warrants described in Section 11.9(b);
          (iii) dividends or distributions in connection with a Spin-Off described in Section 11.9(e); and
          (iv) dividends or distributions paid exclusively in cash described in Section 11.9(f) (the “distributed assets”);
the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying it by a fraction:
          (i) the numerator of which is the Current Market Price of the Common Stock; and
          (ii) the denominator of which is the Current Market Price of the Common Stock minus the fair market value, as determined by the Board of Directors, whose determination in good faith will be conclusive, of the portion of those distributed assets applicable to one share of Common Stock.
     Notwithstanding the foregoing, in cases where (i) the fair market value per share of Common Stock of the distributed assets equals or exceeds the Current Market Price of the Common Stock, or (ii) the Current Market Price of the Common Stock exceeds the fair market value per share of Common Stock of the distributed assets by less than $1.00, in lieu of making the foregoing adjustment, the Holder will have the right to receive upon conversion, in addition to cash and shares of Common Stock, the distributed assets the Holder would have received if the Holder had held a number of shares of Common Stock equal to the Applicable Conversion Rate in effect immediately prior to the record date for such distribution of assets.
          (e) Spin-Offs. If the Company distributes to all or substantially all holders of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary of the Company or other business unit (“Spin-Off”), the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying it by a fraction equal to the sum of the Daily Adjustments for each of the ten consecutive Trading Days beginning on the effective date of the Spin-Off. The “Daily Adjustment” for any given Trading Day is equal to a fraction:

          (i) the numerator of which is the Closing Sale Price of the Common Stock on that Trading Day plus the Closing Sale Price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock on that Trading Day; and
          (ii) the denominator of which is the product of (a) 10 and (b) the Closing Sale Price of the Common Stock on that Trading Day.
     The adjustment to the Conversion Rate in the event of a Spin-Off will take effect at the opening of business on the tenth Trading Day from, and including, the effective date of the Spin-Off.
          (f) Cash Dividends or Distributions. If the Company makes a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, the Conversion Rate in effect immediately before the close of business on the record date fixed for such dividend or distribution will be increased by multiplying it by a fraction:
          (i) the numerator of which is the Current Market Price of the Common Stock; and
          (ii) the denominator of which is the Current Market Price of the Common Stock, minus the amount per share of such distribution.
     Notwithstanding the foregoing, in cases where (i) the amount per share of Common Stock of such distribution equals or exceeds the Current Market Price of the Common Stock or (ii) the Current Market Price of the Common Stock exceeds the amount per share of Common Stock of such distribution by less than $1.00, in lieu of making the foregoing adjustment, the Company will have the right to adjust a Holder’s conversion right such that such Holder will receive upon conversion, in addition to cash and shares of Common Stock, if any, the distribution the Holder would have received if the Holder had held a number of shares equal to the Applicable Conversion Rate then in effect immediately prior to the record date for such distribution. For purposes of this clause 11.9(f), the “Current Market Price” of the Common Stock means the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to the ex-dividend Trading Day for such cash distribution, and the new Conversion Rate will take effect immediately after the record date fixed for determination of the stockholders entitled to receive such distribution.
          (g) Tender or Exchange Offers. If the Company (or one of its Subsidiaries) makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the Conversion Rate in effect immediately before the close of business on the date fixed for the consummation of such tender or exchange offer will be adjusted by multiplying it by a fraction:
          (i) the numerator of which shall be the sum of (A) the fair market value, as determined by the Board of Directors, of the aggregate consideration payable for all shares of

Common Stock the Company or any such Subsidiary purchases in the tender or exchange offer and (B) the product of (1) the number of shares of Common Stock outstanding on the date of consummation of such tender or exchange offer less any such purchased shares and (2) the Closing Sale Price of the Common Stock on the Trading Day next succeeding the date of the expiration of the tender or exchange offer; and
          (ii) the denominator of which shall be the product of (A) the number of shares of Common Stock outstanding on the date of consummation of such tender or exchange offer, including any such purchased shares, and (B) the Closing Sale Price of the Common Stock on the Trading Day next succeeding the date of expiration of the tender or exchange offer;
          (h) Repurchases. If the Company (or one of its Subsidiaries) makes a payment in respect of a repurchase of Common Stock, the consideration for which exceeds the Then-Prevailing Market Price of the Common Stock (such amount being the “Repurchase Premium”), and that repurchase, together with any other repurchases of Common Stock by the Company or a Subsidiary of the Company involving a Repurchase Premium concluded within the preceding 12 months, results in the payment by the Company (or its Subsidiary) of an aggregate consideration exceeding an amount equal to 10% of the Market Capitalization of the Common Stock, the Conversion Rate in effect immediately before the close of business on the day of such payment in respect of a repurchase will be increased by multiplying it by a fraction:
          (i) the numerator of which shall be the Current Market Price of the Common Stock; and
          (ii) the denominator of which shall be (A) the Current Market Price of the Common Stock, minus (B) the quotient of (1) the aggregate amount of all of the Repurchase Premiums paid in connection with such repurchases and (2) the number of shares of Common Stock outstanding on the day next succeeding the date of the repurchase triggering the adjustment, as determined by the Board of Directors;
provided that no adjustment to the Conversion Rate shall be made to the extent the Conversion Rate is not increased as a result of the above calculation and; provided further that the repurchases of Common Stock effected by the Company, any of its Subsidiaries or their respective agents in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the Conversion Rate made under this Section 11.9(h).
     For purposes of this Section 11.9(h):
          (i) “Market Capitalization” will be calculated by multiplying (A) the Current Market Price of the Common Stock by (B) the number of shares of Common Stock then outstanding on the date of the repurchase triggering the adjustment;
          (ii) “Current Market Price” will be the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days beginning on the Trading Day next succeeding the date of the repurchase triggering the adjustment; and

          (iii) in determining the Repurchase Premium, the “Then-Prevailing Market Price” of the Common Stock will be the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date.
          (i) In addition to the adjustments set forth above, the Company may increase the Conversion Rate as the Board of Directors considers advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period of at least 20 days if the Board of Directors has determined that such increase would be in the Company’s best interests. If the Board of Directors makes such a determination, it will be conclusive. The Company will give Holders at least 15 days’ notice of such an increase in the Conversion Rate. Any increase, however, will not be taken into account for purposes of determining whether the Closing Sale Price of the Common Stock equals or exceeds 105% of the conversion price in connection with an event that otherwise would be a Fundamental Change.
     No adjustment to the Conversion Rate or a Holder’s ability to convert its Notes will be made if the Holder otherwise participated in the distribution without conversion.
     Notwithstanding the foregoing provisions of this Section 11.9, the Conversion Rate will not be adjusted:
          (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
          (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
          (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause and outstanding as of the date the Notes were first issued;
          (iv) for a change in the par value of the Common Stock; or
          (v) for accrued and unpaid interest, if any.
     Holders will receive, upon conversion of their Notes, in addition to cash and Common Stock, as the case may be, the associated rights under any stockholder rights plan the Company may adopt, unless prior to such conversion a Trigger Event (as defined in Section 11.17) shall have occurred, in which case the Conversion Rate will be adjusted at the time of the Trigger Event as described in Section 11.9(f).

     Simultaneously with an adjustment to the Conversion Rate, the Company will disseminate a Press Release detailing the new Conversion Rate and other relevant information.
          Section 11.10 Adjustment to Conversion Rate In Connection With a Fundamental Change. (a) If and only to the extent that a Holder converts Notes in connection with a Fundamental Change of a nature described in clause (2), (3) or (4) of the definition thereof, the Company will increase the Conversion Rate for Notes surrendered for conversion by a number of additional shares (the “Additional Shares”) as described in clause (b) below; provided, however, that no increase will be made in the case of a Fundamental Change that if at least 90% of the consideration paid for Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change transaction consists of shares of capital stock (or American Depositary Shares representing such capital stock) traded on The Nasdaq National Market or another established automated over-the-counter trading market in the United States or listed on The New York Stock Exchange or another United States national securities exchange (or that will be so quoted or traded immediately following the transaction) and as a result of such transaction or transactions the notes become convertible solely into such capital stock (or American Depositary Shares representing such capital stock). A conversion of a Note will only be considered “in connection with” a Fundamental Change if the Note is surrendered for conversion to the Conversion Agent on or after the effective date of the Fundamental Change and prior to the 15th day after the actual effective date of such Fundamental Change (or, if later and to the extent applicable, the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date). In connection with such a Fundamental Change, the Company must send Holders a Fundamental Change Conversion Right Notice at least 15 Trading Days prior to the anticipated effective date of the Fundamental Change in which the Company will notify Holders that, among other things, Holders will have the right to convert the Notes.
          (b) The following table sets forth the increase in the conversion rate, expressed as a number of Additional Shares issuable per $1,000 initial principal amount of Notes, as a result of a Fundamental Change that occurs for each hypothetical Stock Price and Effective Date set forth below (the Stock Prices and Additional Share amounts set forth above are based upon a closing sale price of $        on      , 20___ and an initial conversion price of $        ):

Stock Price ($)
Effective Date of
Fundamental Change

          (c) In the event that the exact Stock Price and Effective Date are not set forth in Section 11.10(b), then:

          (i) If the actual stock price is between two stock price amounts on the table or the Effective Date is between two dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;
          (ii) more than $         per share, no adjustment will be made; and
          (iii) less than $         per share, no adjustment will be made.
          (d) Notwithstanding the provisions of this Section 11.9, in no event will the Conversion Rate exceed ___ per $1,000 principal amount of the Notes, after giving effect to the adjustments set forth in this Section 11.10 and any other anti-dilution adjustments set forth in Section 11.9.
          (e) The adjustment to the Conversion Rate pursuant to this Section 11.10 will occur on the Effective Date and will remain in effect only for purposes of determining the number of shares a Holder is entitled to receive if such Holder submits a Fundamental Change Election Notice and converts such Holder’s Notes in connection with the qualifying Fundamental Change.
          Section 11.11 Notice of Adjustments. Whenever the Conversion Rate is adjusted as herein provided:
          (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 11.9 and 11.10 and shall prepare a certificate signed by its principal financial officer, Comptroller or Treasurer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and
          (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 1.6.
     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours, and shall not be deemed to have knowledge of any adjustment in the Conversion Rate unless and until a Responsible Officer of the Trustee shall have received such a certificate. Until a Responsible Officer of the Trustee receives such a certificate, the Trustee and each Conversion Agent may assume without inquiry that the last Conversion Rate of which the Trustee has knowledge remains in effect.
          Section 11.12 Notice of Certain Corporate Action. In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 11.9; or
          (b) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or
          (c) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease (other than a mere grant of security interest) of all or substantially all of the assets of the Company; or
          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 10.2, and shall cause to be provided to all Holders in accordance with Section 1.6, at least 20 days (or 10 days in any case specified in clause (a) or (b) above and 30 days for clause (c) above) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.
     The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Notes pursuant to Section 10.2, and shall cause to be provided to all Holders in accordance with Section 1.6, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.
          Section 11.13 Company to Provide Common Stock. As soon as practicable, the Company shall reserve for issuance upon conversion of Notes an amount of shares of Common Stock sufficient for the purpose of effecting the conversion of all of the Outstanding Notes.
          Section 11.14 Taxes on Conversions. Except as provided in the next sentence, the Company will pay all stamp taxes and other duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant to Article XI. The

Company shall not, however, be required to pay any tax or duty (i) in respect of income of the Holder or (ii) caused by a Holder’s request that the shares of Common Stock deliverable upon conversion be issued in a name other than its own. Certificates representing shares of Common Stock will be issued or delivered only after all applicable taxes and duties payable by the Holder, if any, are paid.
          If the Conversion Consideration paid by the Company to a Holder upon conversion of the Notes pursuant to this Article XI is not sufficient to allow the Company to comply with the U.S. federal withholding tax obligations imposed by the Code with respect to accrued and unpaid interest on the Notes payable to the beneficial owner of such Notes, the Company may, to the extent required by applicable law, recoup or set-off such liability against any amounts owed to such Holder, including, but not limited to, the shares of Common Stock to be issued upon conversion to such beneficial owner or any actual cash dividends or distributions subsequently made with respect to such shares of Common Stock to such beneficial owner.
          Section 11.15 Covenant as to Common Stock. The Company agrees that all shares of Common Stock that may be delivered upon conversion of Notes, upon such delivery, will be newly issued shares and will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 11.14, the Company will pay all taxes, liens and charges with respect to the issue thereof.
          Section 11.16 Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.11.
          Section 11.17 Rights Issued in Respect of Common Stock. Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events identified in the instruments governing such rights or warrants (“Trigger Event”):
          (a) are deemed to be transferred with such shares of Common Stock,
          (b) are not exercisable, and
          (c) are also issued in respect of future issuances of Common Stock, shall not be deemed distributed for purposes of Section 11.9(f) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 11.9(f), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.
          Section 11.18 Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist that may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.
ARTICLE XII
REPURCHASE OF NOTES
          Section 12.1 Repurchase at Option of the Holder Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to Maturity, each Holder will have the right to require the Company to repurchase any or all of such Holder’s Notes for cash, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The cash price the Company is required to pay is equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest to (but not including) the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless such Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date.
          (b) Notwithstanding the foregoing, Holders will not have the right to require the Company to repurchase any Notes if a Fundamental Change described in clause (2), (3) or (4) in the definition of Fundamental Change occurs (and the Company will not be required to deliver the notice incidental thereto), if either:
          (i) the Closing Sale Price of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the date of the Fundamental Change or the date of the public announcement of the Fundamental Change, in the case of a Fundamental Change relating to an acquisition of capital stock under clause (2)

of the definition of Fundamental Change, or within the period of ten consecutive Trading Days ending immediately before the date of the Fundamental Change, in the case of a Fundamental Change relating to a merger, consolidation, asset sale or otherwise under clause (3) of the definition of Fundamental Change, or a change in the Board of Directors under clause (4) of the definition of Fundamental Change, equals or exceeds 105% of the Applicable Conversion Price of the Notes in effect on each of those five Trading Days; or
          (ii) at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Fundamental Change under clause (2) and/or (3) of the definition of Fundamental Change consists of shares of capital stock (or American Depositary Shares representing capital stock) quoted on The Nasdaq National Market or another established automated over-the-counter trading market in the United States or traded on the New York Stock Exchange or another United States national securities exchange (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Notes become convertible into shares of such capital stock (or American Depositary Shares representing capital stock).
          (c) On or before the 15th day after the Effective Date, the Company will provide to all Holders, the Trustee, the Paying Agent and the Conversion Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the “Fundamental Change Repurchase Right Notice”). The Fundamental Change Repurchase Right Notice shall state, among other things:
          (i) the events causing the Fundamental Change;
          (ii) the Effective Date of the Fundamental Change;
         (iii) the last date on which a Holder may exercise its repurchase right;
          (iv) the Fundamental Change Repurchase Price;
          (v) the Fundamental Change Repurchase Date;
          (vi) the name and address of the Paying Agent and the Conversion Agent;
          (vii) that the Notes with respect to which a Fundamental Change repurchase notice has been given by the Holder may be converted only if the Holder withdraws the Fundamental Change repurchase notice as described in clause (e) below; and
          (viii) the procedures that Holders must follow to require the Company to repurchase their Notes.
          (d) Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company will issue a Press Release and publish the information through a public medium customary for such Press Releases.

          (e) To exercise the repurchase right in connection with a Fundamental Change, a Holder must deliver, before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, the Notes to be purchased, duly endorsed for transfer, together with the Fundamental Change repurchase notice duly completed, to the Paying Agent. The Fundamental Change repurchase notice must state:
          (i) if certificated, the certificate numbers of the Notes to be delivered for repurchase;
          (ii) the portion of the principal amount of the Notes to be repurchased, which must be equal to $1,000 or an integral multiple thereof; and
          (iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.
     If the Notes are Global Notes, the Fundamental Change repurchase notice must comply with the Applicable Procedures.
     A Holder may withdraw any Fundamental Change repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date. The notice of withdrawal must state: (i) the principal amount of the withdrawn Notes; (ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and (iii) the principal amount, if any, that remains subject to the Fundamental Change repurchase notice.
     If the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.
          (f) The Company will be required to repurchase the Notes no less than 20 and no more than 35 days after the date of the Company’s notice of the occurrence of the relevant Fundamental Change, subject to extension to comply with applicable law. A Holder must either effect book-entry transfer or deliver the Notes, together with necessary endorsements, to the office of the Paying Agent after delivery of the Fundamental Change repurchase notice to receive payment of the Fundamental Change Repurchase Price. Holders will receive payment of the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Repurchase Date or the time of book-entry transfer or the delivery of the Notes. If the Paying Agent holds money or securities sufficient to pay the Fundamental Change Repurchase Price of the Notes on the Business Day following the Fundamental Change Repurchase Date, then: (i) the Notes will cease to be Outstanding and interest, if any, will cease to accrue or principal to accrete (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent); and (ii) all other rights of the Holder will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Notes).

ARTICLE XIII
HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY; NON-RECOURSE
          Section 13.1 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
          (a) semi-annually, not more than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date, and
          (b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that no such list need be furnished so long as the Trustee is acting as Note Registrar.
          Section 13.2 Preservation of Information. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 13.1 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list, if any, furnished to it as provided in Section 13.1 upon receipt of a new list so furnished.
          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights, and duties of the Trustee, shall be as provided by the Trust Indenture Act.
          (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
          Section 13.3 Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange.
          Section 13.4 Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Notes Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is filed with the Commission.
          Section 13.5 Calculations in Respect of Notes. The Company will be responsible for making any calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Trading Price of the Notes and the Closing Sale Price of the Common Stock, any accrued interest payable on the Notes, the Conversion Rate and the projected payment schedule with respect to the Notes. The Company will make these calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders of Notes. The Company will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon a written request by such Holder.
ARTICLE XIV
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS
          Section 14.1 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal amount of or interest on any Note and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

WEST CORPORATION

By:

Name:
Title:

, as Trustee

By:

Name:
Title: